UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2016

Hines Global REIT II, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-55599	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

We previously entered into an Advisory Agreement with Hines Global REIT II Properties LP, or the “Operating Partnership” and Hines Global REIT II Advisors LP, or our “Advisor,” dated as of August 15, 2014, which, as amended, we refer to as the “Advisory Agreement.” Pursuant to the Advisory Agreement, our Advisor manages, operates, directs and supervises the Company’s day-to-day operations.  Our Advisor is entitled to receive certain compensation and be reimbursed for certain expenses in connection with the services our Advisor provides to us pursuant to the Advisory Agreement. On April 13, 2016, the Advisory Agreement was amended, effective as of February 29, 2016, to reflect that we have determined to cap the amount that we will reimburse our Advisor for certain costs. The amendment provides that we will not reimburse our Advisor for the cumulative issuer costs incurred in connection with our public offerings in excess of 2.5% of gross offering proceeds from our public offerings. Our Advisor has repaid to us the amounts we had reimbursed our Advisor prior to the effective date of the amendment to the Advisory Agreement for cumulative issuer costs in excess of 2.5% of the gross offering proceeds from this offering.

Item 8.01 Other Events.

Estimated Net Asset Value Per Share

Based on the recommendation from the valuation committee as described below, on April 13, 2016, our board of directors unanimously approved an estimated net asset value, or NAV, of our common stock of $9.03 per share based on the number of shares issued and outstanding as of February 29, 2016. On April 13, 2016, our board of directors also unanimously approved the new primary offering prices of $10.1233 per Class A share of our common stock and $9.5606 per Class T share of our common stock. The new offering price will take effect on April 25, 2016. These new offering prices have been rounded to the nearest whole cent elsewhere in this report.

The following is a summary of the methodology used by our valuation committee and our board of directors in determining the estimated NAV per share and the new offering prices of each class of our common stock.

In accordance with our valuation policy, a valuation committee comprised of our independent directors (i) approved the engagement of a third party valuation firm to assist in the valuation of our assets and liabilities; (ii) oversaw the valuation process and methodologies used to determine the estimated NAV per share; (iii) reviewed the reasonableness of the estimated NAV per share; and (iv) recommended the final proposed estimated NAV per share to our board of directors. The estimated NAV per share was determined in accordance with our valuation policy, primarily utilizing guidelines established by Investment Program Association Practice Guideline 2013-01 - “Valuation of Publicly Registered, Non-Listed REITs” issued on April 29, 2013, with the exception that, as described below, certain pro forma adjustments were made. The valuation committee approved the engagement of Cushman and Wakefield, Inc., or “Cushman,” an independent third party real estate advisory and consulting firm, to provide third party appraisals for each of our real estate properties as of February 29, 2016. These appraisals were performed in accordance with Uniform Standards of Professional Appraisal Practice with respect to our two domestic properties and performed in accordance with the professional standards as published by the Royal Institution of Chartered Surveyors with respect to our international real estate investment. Cushman has extensive experience in conducting appraisals and valuations on real properties and each of our appraisals with respect to our domestic properties were prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute, or MAI, designation.

The valuation committee also approved the engagement of Jones Lang LaSalle, an independent third party real estate advisory and consulting services firm, to perform valuations of our debt obligations as of February 29, 2016.

In establishing the new estimated NAV per share, in addition to using the appraised values of our real estate investments and values of our debt obligations, the valuation committee also included in its determination the values of other assets and liabilities such as cash, tenant and other receivables, accounts payable and accrued expenses, distributions payable and other assets and liabilities, all of which were valued at cost. No liquidity discounts or discounts relating to the fact that we are externally managed were applied to the estimated NAV per share and no attempt was made to value the company as an enterprise.
Additionally, the valuation committee approved the engagement of Cushman to assess the reasonableness of our new NAV per share. In doing so, Cushman utilized their appraised values as described above, the valuations of our debt obligations provided by Jones Lang LaSalle and information provided by management regarding balances of cash, tenant and other receivables, accounts payable and accrued expenses, distributions payable and other assets and liabilities. Upon the recommendation of the valuation committee, our board of directors determined the new estimated NAV of $9.03 per share of our common stock as of February 29, 2016. Cushman concluded that this determination was reasonable.

The aggregate appraised value of our real estate investments as of February 29, 2016 was $198.2 million, including amounts attributable to noncontrolling interests, which represents a 6.1% increase when compared to the purchase price of the real estate investments excluding closing costs, transaction fees and additional capital investments since acquisition.  This 6.1% net increase resulted from a 7.9% appreciation in the aggregate appraised values of our real estate investments since their purchase, which was offset by 1.8% dilution resulting from the devaluation of the Euro against the U.S dollar. The increase due to the appreciation of our real estate investments was further offset by the dilution caused by the acquisition fees and expenses incurred in connection with those real estate investments.
The table below sets forth the calculation of our estimated NAV per share as of February 29, 2016 and the offering price of each class of shares of our common stock, effective as of April 25, 2016:

	Gross Amount	Per Share
Real estate investments	$198,232,800	$15.45
Other assets	15,066,603	$1.17
Debt obligations and other liabilities	(97,143,380)	$(7.57)
Noncontrolling interests	(221,277)	$(0.02)
Estimated NAV	$115,934,746	$9.03
Shares outstanding	12,832,316

Class A Shares:
Estimated NAV		$9.03
Costs of raising capital		$1.09
Offering price per Class A Share		$10.12

Class T Shares:
Estimated NAV		$9.03
Costs of raising capital		$0.53
Offering price per Class T Share		$9.56

The valuation committee and our board of directors determined the estimated NAV per share by (i) utilizing the appraised values of our real estate investments of $198.2 million and adding our other assets (comprised of cash, tenant and other receivables and other assets) of $15.1 million, (ii) subtracting the values of our debt obligations and other liabilities comprised of our accounts payable and accrued expenses, due to affiliates, distributions payable and other liabilities of $97.1 million, as well as amounts related to noncontrolling interests of approximately $221,000, and (iii) dividing the total by our common shares outstanding as of February 29, 2016 of 12.8 million, resulting in an estimated NAV per share of $9.03.
Additionally, our board of directors considered the costs and expenses associated with raising equity in connection with this offering, consisting of selling commissions, dealer manager fees and estimated issuer costs, resulting in a primary offering price of $10.12 per Class A share and $9.56 per Class T share, which reflects an increase of $0.12 and $0.11, respectively, over the previous primary offering prices of our Class A shares and Class T shares.
Other than with respect to the appraised values of our real estate investments and values of our debt obligations, the values of the assets and liabilities described above were determined based on their cost as of December 31, 2015 and included certain pro forma adjustments primarily related to: (i) the issuance of additional shares net of offering proceeds of our common stock from January 1, 2016 through February 29, 2016, (ii) pro forma adjustments to reflect the acquisition of the Domain Apartments and related acquisition expenses, and (iii) pro forma adjustments to remove the liability related to issuer costs that were in excess of 2.5% of our gross offering proceeds as of February 29, 2016 due to the cap on issuer cost reimbursements to our Advisor. Other than those adjustments described above, we did not make significant additional adjustments related to our operations for the period from January 1, 2016 through February 29, 2016 because we did not believe they would have a material impact on our estimated NAV. Additionally, the calculation of the estimated NAV per share excluded certain items on our consolidated balance sheet that were determined to have no future value or economic impact on the valuation. Examples include receivables related to straight-line rental revenue and costs incurred to put debt in place. Other items were excluded because they were already considered elsewhere in the valuation. Examples include intangible lease assets and liabilities related to our real estate investments and costs incurred for capital expenditures that were included in the appraised values of our real estate investments.
The appraised values provided by Cushman described above were determined primarily by using methodologies that are commonly used in the commercial real estate industry. These methodologies included discounted cash flow analyses and reviews of current, historical and projected capitalization rates for properties comparable to those owned by us as well as going-in capitalization rates for properties comparable to those owned by us. Each appraisal assumes a 10-year hold period. The tables below summarize the key assumptions that were used in the valuations of our real estate investments.

Rate
Domestic Real Estate Investments
Industrial
Exit capitalization rate	7.00%
Discount rate/internal rate of return	7.75%
Multi-Family
Going-in capitalization rate	5.25%
International Real Estate Investments
Office
Going-in capitalization rate	5.20%

While our board of directors believes that the assumptions used in determining the appraised values of our real estate investments are reasonable, a change in these assumptions would impact the calculation of such values. For example, assuming all other factors remained unchanged, an increase in the average discount rate of 25 basis points would yield a decrease in the appraised values of our real estate investments of 1.7%, while a decrease in the average discount rate of 25 basis points would yield an increase in the appraised values of our real estate investments of 1.9%. Likewise, an increase in the average exit capitalization rate of 25 basis points would yield a decrease in the appraised values of our real estate investments of 1.9%, while a decrease in the average exit capitalization rate of 25 basis points would yield an increase in the appraised values of our real estate investments of 2.2%. Additionally, an increase in the average going-in capitalization rate of 25 basis points would yield a decrease in the appraised value of our real estate investments of 4.4%, while a decrease in the average going-in capitalization rate of 25 basis points would yield an increase in the appraised value of our real estate investments of 5.2%.

Limitations of Estimated NAV Per Share and Offering Prices Per Share
As with any valuation methodology, the methodology used to determine the estimated NAV per share was based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive an estimated NAV per share that could be significantly different from the estimated NAV per share determined by our board of directors. The estimated NAV per share and the offering prices per share described above are not intended to represent the fair value of our assets less liabilities in accordance with U.S. generally accepted accounting principles, and such estimated NAV per share and offering prices per share are not a representation, warranty or guarantee that (i) a stockholder would be able to realize the estimated NAV per share or the respective offering price per share if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated NAV per share or the respective offering price per share upon our liquidation or sale; (iii) shares of our common stock would trade at the estimated NAV per share or the respective offering price per share on a national securities exchange; (iv) a third party would offer the estimated NAV per share or the respective offering price per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock; or (v) the methodologies used to determine the estimated NAV per share would be acceptable to FINRA. In addition, we can make no claim as to whether the estimated NAV per share will or will not satisfy the applicable annual valuation requirements under ERISA and the Code with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code that are investing in shares of our common stock.
Further, the estimated NAV per share and the offering prices per share were calculated as of a moment in time, and, although the value of shares of our common stock will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, acquisitions or dispositions of assets, the distribution of proceeds from the sale of real estate to our stockholders and changes in corporate policies such as our distribution level relative to earnings, we do not undertake to update the offering prices per share on a regular basis. As a result, stockholders should not rely on the estimated NAV per share or the respective offering price per share as an accurate measure of the then-current value of shares of our common stock in making a decision to buy or sell shares of our common stock, including whether to invest in this offering, whether to reinvest distributions by participating in our distribution reinvestment plan and whether to request redemption under our share redemption program. In addition, our board of directors may in its discretion from time to time change the offering prices per share of our common stock, and therefore the number of shares being offered in this offering, through one or more supplements or amendments to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part. We cannot assure you that the offering prices per share will increase or that they will not decrease during this offering or in connection with any future offering of shares of our common stock. Included among the circumstances under which our board of directors may determine to change the offering prices per share are the commencement of a new follow-on offering, an event that results in significant changes to the value of our assets or the adoption of new rules by FINRA or other regulatory authorities. We expect that we will next disclose a new estimated NAV per share by April 2017.

Amendment and Restatement of the Distribution Reinvestment Plan

On April 13, 2016, our board of directors approved and adopted a third amended and restated distribution reinvestment plan, which we refer to as the “Distribution Reinvestment Plan,” which will supersede and replace our current distribution reinvestment plan, effective as of April 25, 2016. The Distribution Reinvestment Plan has been amended and restated to reflect the new offering prices of our Class A Shares and Class T Shares to be issued pursuant to the Distribution Reinvestment Plan. Effective as of April 25, 2016, participants in the Distribution Reinvestment Plan will be issued common stock at a price equal to $9.61 per Class A share and $9.08 per Class T share, which is equal to approximately 95% of the offering price of the primary shares of each respective class.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amendment No. 2 to Advisory Agreement, dated as of April 13, 2016, among Hines Global REIT II Advisors LP, Hines Global REIT II Properties LP, and Hines Global REIT II, Inc.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements (including, without limitation, statements concerning the estimated NAV per share, assumptions made in determining the estimated NAV per share, future reinvestments of cash distributions) that are based on our current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, our ability to maintain occupancy levels and lease rates at our properties, our ability to repay or successfully refinance our debt obligations, the future operating performance of our investments, the level of participation in our distribution reinvestment plan, and those risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, as amended or supplemented by our other filings with the SEC. Although these forward-looking statements reflect management’s belief as to future events, actual events or our investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements may be significantly hindered. Stockholders are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT II, Inc.

April 15, 2016	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2 to Advisory Agreement, dated as of April 13, 2016, among Hines Global REIT II Advisors LP, Hines Global REIT II Properties LP, and Hines Global REIT II, Inc.